UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 4, 2006

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271

(Commission File Number)	(IRS Employer Identification No.
1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (305) 947-1664
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.
     On August 4, 2006, Equity One, Inc. (“Equity One” or the “Company”) entered into an employment agreement (the “Employment Agreement”) with Jeffrey Olson which is effective as of January 1, 2007 (the “Effective Date”). Pursuant to the Employment Agreement, Mr. Olson will serve as Consulting Executive Officer of the Company from the Effective Date through March 31, 2007 and as Chief Executive Officer and President for the balance of the term of the Employment Agreement. The initial term of the Employment Agreement ends December 31, 2010 and will automatically renew for successive one-year periods unless either party gives the other written notice at least six months before the expiration of the applicable term (the “Employment Period”). During the Employment Period, Mr. Olson will receive an annual base salary of not less than $650,000 (the “Base Salary”) and an annual cash bonus (the “Bonus”) based upon the achievement of certain performance levels established by the Company’s Compensation Committee (the “Compensation Committee”), including growth of earnings, funds from operations per share of Company stock, earnings per share of Company stock and the executive’s performance and contribution to increasing the funds from operations; provided however, that in no event will the Bonus be less than $500,000.
     On the Effective Date, the Company will grant Mr. Olson:
•	$2.4 million in restricted stock (based on the average closing price of the Company’s common stock during the 10 trading days immediately preceding the Effective Date and subject to certain reductions contained in the Employment Agreement) and vesting pro rata over a four year period commencing on December 31, 2008;

•	options to purchase 800,000 shares of the Company’s common stock at the fair market value thereof (calculated in accordance with the terms of the Employment Agreement) and which vest pro rata over a four-year period commencing on December 31, 2007; and

•	at the discretion of the Compensation Committee, additional annual incentive compensation (“Annual Option Grants”) over the Employment Period; provided however, that in no event may any Annual Option Grant be less favorable than a grant of options to purchase 200,000 shares of the Company’s common stock at the fair market value thereof (calculated in accordance with the terms of the Employment Agreement) and which vest pro rata over a two-year period commencing on the first anniversary of the grant date.
     Pursuant to the Employment Agreement, Mr. Olson may also be entitled to a deferred signing bonus (the “Deferred Signing Bonus”) equal to 800,000 times the positive difference, if any, between the 10 day average closing price of the Company’s common stock price prior to the announcement by the Company of his employment and the Company’s 10 day average closing price of the common stock preceding the Effective Date. The Deferred Signing Bonus will be payable pro rata over a 4-year period commencing on December 31, 2007. In addition, Mr. Olson is eligible to receive an additional cash bonus within 45 days of December 31, 2010 (or such shorter time as provided in the Employment Agreement) in an amount up to $6 million if the total shareholder return of the Company for the period commencing August 4, 2006 and ending December 31, 2010 (or such shorter time as provided in the Employment Agreement) (a) exceeds the average total shareholder return of a group of peer companies by certain predetermined amounts and (b) equals or exceeds a certain predetermined amount.
     The Employment Agreement provides that Mr. Olson will be entitled to other customary fringe benefits and shall be reimbursed for all reasonable moving costs and expenses associated with his and his immediate family’s relocation to South Florida in an amount not to exceed $40,000.
     If Mr. Olson’s employment is terminated due to death or Disability (as defined in the Employment Agreement) other than following a “change of control” (as defined in the Employment Agreement), Mr. Olson or his estate will be entitled to a lump-sum payment as soon as practicable following the termination date equal to (a) his Base Salary and accrued vacation pay through the date of termination, (b) his Base Salary through the end of the Employment Period, (c) his average annual Bonus, if any, for the three most recently completed fiscal years times the remaining years in the Employment Period following such termination and (d) the unpaid balance of the Deferred Signing Bonus. In addition, all stock options and shares of restricted stock which were to vest based on the passage of time shall fully vest as of the date of such termination and medical, dental and life insurance benefits for Mr. Olson (in the case of termination for Disability), his spouse and dependents must be continued through the remainder of the Employment Period.
     If Mr. Olson’s employment is terminated (a) by the Company “without Cause,” (b) by Mr. Olson for “Good Reason” or (c) by Mr. Olson’s resignation, death or Disability following a “Change in Control” (as such terms are defined in the Employment Agreement), Mr. Olson will receive, in addition to accrued Base Salary and vacation pay, (i) a lump-sum payment equal to the greater of (x) two times the sum of his then-current Base Salary plus his average Bonus, if any, for the three most recently completed fiscal years and (y) his then current Base Salary plus his average Bonus, if any, for the three most recently completed fiscal years for the remaining duration of the Employment Period, and (ii) a lump-sum payment equal to the amount of the unpaid balance of the Deferred Signing Bonus. In addition, following any such termination, all options and restricted stock that were to vest based on the passage of time shall fully vest as of the date of termination. If, in the case of resignation, death or Disability following a change of control, the termination precedes the otherwise applicable end-date for a performance period for stock options or restricted stock granted to Mr. Olson, a percentage of such stock options or restricted stock shall vest as of the date of termination equal to the period of time that has elapsed since the date of award of such stock options or restricted stock compared to the total time during the performance period stated in the award of such stock options or restricted stock. In addition, following a termination described in (a) — (c) above, the Company must maintain for the continued benefit of Mr. Olson, his spouse and dependents for a period of up to three years following the date of termination their medical, dental and life insurance benefits.
     In addition, if Mr. Olson’s employment terminates for any reason other than Cause after the end of any fiscal year for which an annual Bonus is required under the Employment Agreement or for which objective performance criteria have been established, then Mr. Olson will be entitled to receive that Bonus even if his termination preceded the payment date for such Bonus.

     If any amounts and benefits paid to Mr. Olson are deemed to be “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and subject to the excise tax under Section 4999 of the Code, such payments will be “grossed up” to make Mr. Olson whole for the impact of such excise tax.
     Mr. Olson has also agreed to refrain from certain activities for one year following specified termination events under the Employment Agreement, including direct competition with the Company and the solicitation of employees of the Company. The Company has also agreed to indemnify Mr. Olson for liabilities resulting from his employment by the Company under the Employment Agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 7, 2006, Equity One announced that Mr. Olson will join the Company on January 1, 2007 and will serve as the Company’s next Chief Executive Officer and President. Mr. Olson will also become a member of the Company’s Board of Directors on or about January 1, 2007. Chaim Katzman, the Company’s current Chief Executive Officer, will continue to serve as Chief Executive Officer until March 31, 2007 and continue to serve as Chairman of the Company’s Board of Directors. Doron Valero, a Director of the Company and the Company’s current President and Chief Operating Officer, has given notice that he does not intend to renew his employment agreement with the Company which expires on December 31, 2006 but will continue with the Company through year-end to facilitate the management transition.
     Mr. Olson, who is 38 years old, has served as President of the Eastern and Western shopping center regions of Kimco Realty Corporation, one of the nation’s largest shopping center development and management companies, since 2002. From 2000 to 2002, Mr. Olson served as Senior Vice President, Co-Head of Real Estate Research for UBS Warburg.
     Other than as described in this Form 8-K, there are no arrangements or understandings between Mr. Olson and any other person pursuant to which Mr. Olson was selected as an officer and director of the Company, other than the Company’s compensation arrangements and plans for executive officers and the Company’s other policies and procedures which are generally applicable to executive officers.
     Since the beginning of the Company’s last fiscal year, the Company and its subsidiaries have not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Olson had a direct or indirect material interest.
     The description of Mr. Olson’s employment agreement described in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference thereto.

Item 9.01	Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
          Not applicable
     (b) Pro Forma Financial Information.
          Not applicable
     (c) Exhibits
          99.1 — Press Release dated August 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.
Date: August 8, 2006	By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title
99.1	Press Release dated August 7, 2006.

6